EXHIBIT 10.1

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Fifth Amendment”), effective as of July 1, 2010, is by and among Pharma-Bio Serv, Inc. (PBSV), a Delaware corporation, and Pharma-Bio Serv PR Inc., a Puerto Rico corporation, having its principal office at 6 Carr. 696, Dorado, Puerto Rico, 00646 (the “Company”), and Elizabeth Plaza, with residence in Dorado, Puerto Rico (“Executive”).

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of January 2, 2008, as such Employment Agreement may be amended, restated or otherwise modified from time to time (the “Employment Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement; and

WHEREAS, the Company and Executive have entered into that certain Employment Agreement Amendment, dated as of June 9, 2008, extending the term of the Employment Agreement to January 1, 2010 (the “First Amendment”); and

WHEREAS, the Company and Executive have entered into that certain Employment Agreement Amendment, effective as of January 1, 2009, amending certain provisions of the Employment Agreement (the “Second Amendment”); and

WHEREAS, the Company and Executive have entered into that certain Employment Agreement Amendment, effective as of February 23, 2009, amending certain provisions of the Employment Agreement (the  “Third Amendment”); and

WHEREAS, the Company and Executive have entered into that certain Employment Agreement Amendment, effective as of January 1, 2010, extending the term of the Employment Agreement to July 1, 2010 and restoring Section 3 of the Employment Agreement “Compensation and Other Benefits” in its entirety as originally set forth in the Employment Agreement (the  “Fourth Amendment”); and

WHEREAS, the Fourth Amendment incorrectly reflected the date of the Employment Agreement as January 25, 2006 and the parties desire to properly reflect the date of the Employment Agreement as January 2, 2008 in the Fourth Amendment; and

WHEREAS, the parties desire to extend the term of the Employment Agreement for six (6) additional months starting on July 1, 2010.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	All references to January 25, 2006 in the Fourth Amendment shall be deleted and shall be replaced with January 2, 2008.

2.	The Employment Agreement shall be modified to extend Executive's employment term for six (6) additional months starting on July 1, 2010.

3.	In all other respects the Employment Agreement dated January 2, 2008, shall remain in full force and effect and unaltered.

4.	Miscellaneous Provisions.

a)           No Other Amendments.  Except as explicitly amended by the terms of the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and this Fifth Amendment, the terms of the Employment Agreement shall remain in effect and are unchanged by this Fifth Amendment.

b)           Entire Agreement.  The Employment Agreement, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and this Fifth Amendment, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

c)           Governing Law.  This Fifth Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Puerto Rico or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Puerto Rico.

d)           Parties in Interest.  This Fifth Amendment shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns and, nothing in this Fifth Amendment, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Fifth Amendment.

e)           Counterparts.  This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Fifth Amendment by facsimile shall be effective as delivery of a mutually executed counterpart to this Fifth Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Employment Agreement to be duly executed as of the day and year first above written.

PHARMA-BIO SERV, INC.

/s/ Kirk Michel
Name: Kirk Michel
Title:  Chairman of Compensation Committee

EXECUTIVE

/s/ Elizabeth Plaza
Elizabeth Plaza